SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

TransAtlantic Petroleum Ltd. (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”) on June 10, 2015, to (i) elect seven directors to the board of directors, each for a one-year term (“Proposal 1”), and (ii) appoint KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and to authorize the audit committee to determine their remuneration (“Proposal 2”).  For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 27, 2015.

The table below shows the final results of the voting at the Annual Meeting:

	Votes Cast in Favor	Votes Cast Against	Votes Withheld	Broker Non-Votes
Proposal 1
N. Malone Mitchell 3rd	22,231,317	86,325	108,382	10,348,116
Bob G. Alexander	22,163,676	143,821	118,527	10,348,116
Brian E. Bayley	20,375,986	1,646,745	403,293	10,348,116
Charles J. Campise	22,231,542	75,959	118,523	10,348,116
Marlan W. Downey	22,232,248	76,223	117,553	10,348,116
Gregory K. Renwick	22,231,558	74,759	119,707	10,348,116
Mel G. Riggs	21,928,348	378,469	119,207	10,348,116

	Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes

Proposal 2	32,522,700	218,959	32,481	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 11, 2015

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Matthew W. McCann
Matthew W. McCann
General Counsel and Corporate Secretary